UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	ETFM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

Item 3.03 Material Modification to Rights of Security Holders

On October 13, 2020, FOMO CORP. (“FOMO”) amended the terms of its Series A Preferred stock to a 1-50 conversion ratio and implemented a cumulative annual dividend per share of $0.0035 payable in cash or kind at the option of the Board of Directors.

On November 6, 2020, FOMO amended the terms of its Series C Preferred stock to one hundred thousand (100,000) votes per share from ten thousand (10,000) votes per share.

Item 5.03 Amendments to Articles of Incorporation

On December 16, 2019, the Company then known as “2050 Motors, Inc.” amended its Articles of Incorporation with the Secretary of State of California to change its legal corporate name to “FOMO CORP.” and to increase its authorized total number of authorized shares to ten billion one hundred million (10,100,000,000) from three billion ten million (3,010,000,000). This increase included an increase to authorized common shares to 10 billion (10,000,000,000) from 3 billion (3,000,000,000) and an increase to preferred shares to 100 million (100,000,000) from 10 million (10,000,000).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amended Articles of Incorporation – December 16, 2019
10.2	Amended Certificate of Determination Series A Preferred – October 13, 2020
10.3	Amended Certificate of Determination Series C Preferred – November 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: April 5, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer